                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           ---------------------------


                                    FORM T-1


                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


      [x] Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)


                            ------------------------


                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)


399 Park Avenue, New York, New York                    13-5266470
 (Address of principal executive offices)   (I.R.S. employer identification no.)

                                                       10043
                                                    (Zip Code)

                             -----------------------


                              Newmont Gold Company
               (Exact name of obligor as specified in its charter)


        DELAWARE                                            13-2526632
(State or other jurisdiction of      (I.R.S. employer identification no.)
incorporation or organization)

    1700 Lincoln Street
     Denver, Colorado                                          80203
(Address of principal executive offices)                     (Zip Code)


                                "Debt Securities"
                       (Title of the indenture securities)

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                                 Address
         ----                                                 -------
         Comptroller of the Currency                          Washington, D.C.
         Federal Reserve Bank of New York                     New York, N.Y.
         Federal Deposit Insurance Corporation                Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.  Affiliations with Obligor.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

         Exhibit 5 - Not applicable.

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1998 - attached).

         Exhibit 8 - Not applicable.

         Exhibit 9 - Not applicable.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of July, 1998.


                                                 CITIBANK, N.A.




                                                 By  /s/ Florence Mills
                                                   ----------------------------
                                                   Florence Mills
                                                   Senior Trust Officer

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                 Citibank, N.A.

of New York in the State of New York, at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                           THOUSANDS
                                                           OF DOLLARS
Cash and balances due from depository institutions:
  Noninterest bearing balances
  and currency and coin.............................   $   6,890,000
Interest bearing balances...........................      14,848,000
Held-to-maturity securities.........................               0
Available-for-sale securities.......................      31,464,000
  Federal funds sold and
securities purchased under
  agreements to resell..............................      19,345,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned
  income.......................  159,106,000
  LESS: Allowance for loan
  and lease losses.............    4,259,000
Loans and leases, net of unearned
  income, allowance,
  and reserve.......................................     154,847,000
Trading assets......................................      36,633,000
Premises and fixed assets (including
  capitalized leases)...............................       3,376,000
Other real estate owned.............................         485,000
Investments in unconsolidated
  subsidiaries and associated companies.............       1,386,000
Customers' liability to this bank
  on acceptances outstanding........................       1,824,000
Intangible assets...................................         160,000
Other assets........................................       9,670,000
                                                        ------------
TOTAL ASSETS........................................   $ 280,928,000
                                                        ============

                                  LIABILITIES
Deposits:
  In domestic offices...............................   $  37,884,000
  Noninterest  bearing.........  $12,822,000
  Interest bearing.............   25,062,000
In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs..............................................     155,776,000
  Noninterest bearing..........    9,878,000
  Interest bearing.............  145,898,000
Federal funds purchased and
  securities sold under agreements
  to repurchase.....................................       7,429,000
Trading liabilities.................................      29,266,000
Other borrowed money (includes
mortgage indebtedness and obligations
under capitalized leases):
  With a remaining maturity of one
  year or less......................................       9,518,000
  With a remaining maturity of more
  than one year through three years.................       2,340,000
  With a remaining maturity of more
  than three years..................................         898,000
Bank's liability on acceptances executed
  and outstanding...................................       1,992,000
Subordinated notes and
debentures..........................................       5,600,000
Other liabilities...................................      12,507,000
                                                       -------------
TOTAL LIABILITIES...................................   $ 263,210,000
                                                       =============

                                 EQUITY CAPITAL
Perpetual preferred stock
  and related surplus...............................               0
Common stock........................................   $     751,000
Surplus.............................................       7,604,000
Undivided profits and capital reserves..............       9,617,000
Net unrealized holding gains (losses)
  on available-for-sale securities..................         443,000
Cumulative foreign currency
  translation adjustments...........................        (697,000)
                                                       -------------
TOTAL EQUITY CAPITAL................................   $  17,718,000
                                                       -------------
TOTAL LIABILITIES, LIMITED LIFE
  PREFERRED STOCK, AND
  EQUITY CAPITAL....................................   $ 280,928,000
                                                       =============

     I, Roger W. Trupin, Controller of the above- named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS